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                                                                      EXHIBIT 21


                       PRINCIPAL SUBSIDIARIES OF THE REGISTRANT

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                                               State or Other Jurisdiction
                                                   of Incorporation or
       Name of subsidiary                             Organization
----------------------------------------     ------------------------------
Activision Australia Pty Ltd.                          Australia

Activision GmbH                                        Germany

Activision Illinois, Inc.                              Illinois

Activision Japan Co., Ltd.                             Japan

Activision Latin America, Inc.                         Florida

Activision New York, Inc.                              New York

Activision Productions, Inc.                           Delaware

Activision Texas, Inc.                                 Texas

Activision (U.K.) Ltd.                                 United Kingdom

CentreSoft Limited                                     United Kingdom

CentreSoft France SARL                                 France

Combined Distribution (Holdings) Ltd.                  United Kingdom

The Disc Company International, Inc.                   U.S. Virgin Islands

Jotaphoenicis Beteilgungs GmbH                         Germany

Kappaphoenicis Beteilsgungs GmbH                       Germany

NBG EDV Handels und Verlags GmbH                       Germany

NBG USA                                                Minnesota

PDQ Limited                                            United Kingdom

Raven Software Corporation                             Wisconsin

Take Us! Marketing and Consulting GmbH                 Germany

Target Software Vertriebs GmbH                         Germany

TDC Group, Inc.                                        Delaware
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